Exhibit 99.2

Consolidated Financial Statements

(Expressed in U.S. dollars)

TIMOTHY’S COFFEES

OF THE WORLD INC.

Period from March 20, 2008 (date of acquisition and

amalgamation) to January 25, 2009, the period from

January 28, 2008 to March 19, 2008 of the Predecessor

and the year ended January 27, 2008 of the Predecessor

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholder of Timothy’s Coffees of the World Inc.

We have audited the accompanying consolidated balance sheets of Timothy’s Coffees of the World Inc. as of January 25, 2009, March 19, 2008 and January 27, 2008 and the related consolidated statements of income, stockholder’s equity and cash flows for the period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009, the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at January 25, 2009, March 19, 2008 and January 27, 2008 and the results of its operations and its cash flows for the period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009, the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor in conformity with generally accepted accounting principles in the United States of America.

s / KPMG LLP

Toronto, Canada	Chartered Accountants, Licensed Public Accountants

December 8, 2009

TIMOTHY’S COFFEES OF THE WORLD INC.

Consolidated Balance Sheets

(Expressed in U.S. dollars)

	Successor January 25, 2009	Predecessor March 19, 2008	Predecessor January 27, 2008

Assets

Current assets:
Cash	$1,234,163	$336,188	$2,074,668
Accounts receivable,	7,302,250	6,564,658	6,741,774
Income taxes receivable	434,543	—	—
Inventories (note 3)	3,696,666	3,994,794	3,182,802
Prepaid expenses	127,866	262,055	307,890
Derivative assets (note 11)	—	194,924	532,396

	12,795,488	11,352,619	12,839,530

Loans receivable (note 4)	138,151	317,356	303,263
Property and equipment (note 5)	6,975,261	7,278,799	7,618,636
Intangible assets (note 6)	30,200,231	—	—
Deferred financing costs (note 7)	1,314,132	—	—
Goodwill (note 2)	15,580,155	4,404,325	4,440,627

	$67,003,418	$23,353,099	$25,202,056

Liabilities and Stockholder’s Equity

Current liabilities:
Accounts payable	$4,081,850	$6,097,659	$5,350,805
Accrued liabilities	3,266,923	4,653,935	2,999,591
Income taxes payable	—	449,948	1,975,643
Interest payable on long term debt	166,896	—	—
Current portion of interest payable to parent company (note 7)	—	—	659,033
Current portion of long-term debt (note 7)	2,266,691	—	—
Derivative liabilities (note 11)	134,166	—	—

	9,916,526	11,201,542	10,985,072

Interest payable to parent company (note 7)	—	—	675,394
Due to parent company (note 7)	—	5,055,347	6,753,942
Long-term debt (note 7)	17,911,793	—	—
Subordinated debt (note 7)	14,820,210	—	—
Derivative liabilities (notes 7 and 11)	626,394	—	—
Deferred income taxes (note 8)	6,568,384	64,520	290,222

	49,843,307	16,321,409	18,704,630

Stockholder’s equity:
Capital stock (note 9)	19,569,448	1,938,034	1,938,034
Retained earnings	871,175	4,376,859	3,780,672
Accumulated other comprehensive income (loss)	(3,280,512)	716,797	778,720

	17,160,111	7,031,690	6,497,426

Basis of presentation (note 1(a))
Commitments and contingencies (note 13)
Subsequent events (note 14)

	$67,003,418	$23,353,099	$25,202,056

See accompanying notes to consolidated financial statements.

On behalf of the Board:

Director	Director

TIMOTHY’S COFFEES OF THE WORLD INC.

Consolidated Statements of Income

(Expressed in U.S. dollars)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

	Successor 2009	Predecessor 2009	Predecessor 2008

Net sales	$48,286,190	$7,557,390	$39,076,586

Cost of sales	34,502,076	4,978,828	26,278,345

Gross profit	13,784,114	2,578,562	12,798,241

Operating expenses (income):
Administrative	6,928,360	1,316,956	7,525,165
Store and selling	2,520,810	446,714	2,497,696
Depreciation and amortization	2,545,928	71,055	391,450
Franchise royalties	(3,531,345)	(674,534)	(4,497,674)
Franchise fees	(146,185)	(19,289)	(742,268)
Store closures	244,782	196,359	281,569
Rent subsidies and lease terminations	148,095	44,024	209,624
Management fees (note 10)	659,161	—	—

	9,369,606	1,381,285	5,665,562

Operating income	4,414,508	1,197,277	7,132,679

Other income (expenses):
Other income	324,560	69,990	447,221
Interest and bank charges	(2,627,495)	(103,371)	(671,188)
Change in fair value of coffee contracts	(329,090)	(337,472)	532,396
Change in fair value of interest rate swaps	(626,395)	—	—

	(3,258,420)	(370,853)	308,429

Income before income taxes	1,156,088	826,424	7,441,108

Income taxes (recovery) (note 8):
Current	390,521	456,578	2,343,476
Deferred	(105,608)	(226,341)	484,793

	284,913	230,237	2,828,269

Net income	$871,175	$596,187	$4,612,839

See accompanying notes to consolidated financial statements.

TIMOTHY’S COFFEES OF THE WORLD INC.

Consolidated Statement of Stockholder’s Equity

(Expressed in U.S. dollars)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

	Class A stock		Common stock		Special voting stock		Accumulated other comprehensive income (loss)	Retained earnings (deficit)	Total stockholder’s equity
	Shares	Amount	Shares	Amount	Shares	Amount

Balance, January 28, 2007	—	$—	100	$24,762	2,790,000	$1,913,272	$404,844	$(832,167)	$1,510,711
Comprehensive income:
Net income	—	—	—	—	—	—	—	4,612,839	4,612,839
Translation adjustment from functional to reporting currency	—	—	—	—	—	—	373,876	—	373,876

	—	—	—	—	—	—	373,876	4,612,839	4,986,715

Balance, January 27, 2008	—	—	100	24,762	2,790,000	1,913,272	778,720	3,780,672	6,497,426
Comprehensive income:
Net income	—	—	—	—	—	—	—	596,187	596,187
Translation adjustment from functional to reporting currency	—	—	—	—	—	—	(61,923)	—	(61,923)

	—	—	—	—	—	—	(61,923)	596,187	534,264

Balance, March 19, 2008	—	—	100	24,762	2,790,000	1,913,272	716,797	4,376,859	7,031,690
Retained earnings and accumulated comprehensive income eliminated on acquisition	—	—	—	—	—	—	(716,797)	(4,376,859)	(5,093,656)
Stock cancellation in connection with acquisition	—	—	(100)	(24,762)	(2,790,000)	(1,913,272)	—	—	(1,938,034)
Comprehensive income:
Net income	—	—	—	—	—	—	—	871,175	871,175
Translation adjustment from functional to reporting currency	—	—	—	—	—	—	(3,280,512)	—	(3,280,512)

	—	—	—	—	—	—	(3,280,512)	871,175	(2,409,337)

Stock issuance and conversion on amalgamation	1,000,000	17,813,848	—	—	—	—	—	—	17,813,848
Issuance of stock for cash	100,000	1,755,600	—	—	—	—	—	—	1,755,600

Balance, January 25, 2009	1,100,000	$19,569,448	—	$—	—	$—	$(3,280,512)	$871,175	$17,160,111

See accompanying notes to consolidated financial statements.

TIMOTHY’S COFFEES OF THE WORLD INC.

Consolidated Statements of Cash Flows

(Expressed in U.S. dollars)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

	Successor 2009	Predecessor 2009	Predecessor 2008

Cash provided by (used in):

Operating activities:
Net income	$871,175	$596,187	$4,612,839
Items not involving cash:
Depreciation of property and equipment	1,330,126	232,720	1,181,567
Amortization of deferred financing costs	15,806	—	—
Amortization of intangible assets	2,105,867	—	—
Change in fair value of derivative assets and liabilities	921,247	337,472	(532,396)
Deferred income taxes	(105,608)	(226,341)	484,793
Interest capitalized on long-term loan	212,122	—	641,436
Loss on sale of property and equipment	162,147	166,321	22,151
Changes in non-cash operating working capital:
Accounts receivable	(2,072,763)	123,795	(1,372,340)
Inventories	(441,591)	(850,322)	(840,682)
Prepaid expenses	60,770	43,957	(17,768)
Accounts payable	(2,283,548)	802,211	1,648,008
Income taxes payable/receivable	(900,184)	(1,363,988)	1,807,366
Accrued liabilities	(626,532)	1,703,532	(808,330)
Interest payable	176,722	—	—

	(574,244)	1,565,544	6,826,644

Financing activities:
Long-term debt	23,529,412	—	—
Repayment of long-term debt	(134,381)	—	—
Subordinated debt	16,833,442	—	—
Deferred financing costs	(1,620,778)	—	—
Repayment of amount due to parent company	—	(1,643,382)	(419,413)
Interest paid to parent company	—	(1,323,518)	—
Bank indebtedness	—	—	(456,490)
Issuance of Class A common shares	19,569,448	—	—

	58,177,143	(2,966,900)	(875,903)

Investing activities:
Business acquisition, net of cash acquired of $336,188	(55,736,673)	—	—
Loans receivable	138,052	(16,817)	124,501
Proceeds on sale of property and equipment	82,731	2,618	56,791
Purchase of property and equipment	(2,662,003)	(120,014)	(4,135,366)

	(58,177,893)	(134,213)	(3,954,074)

Effect of exchange rate changes on cash	1,809,157	(202,911)	78,001

Increase (decrease) in cash	1,234,163	(1,738,480)	2,074,668

Cash, beginning of period	—	2,074,668	—

Cash, end of period	$1,234,163	$336,188	$2,074,668

Supplemental cash flow information:
Cash paid (received) for interest	$1,868,212	$1,323,518	$(63,759)
Cash paid for income taxes	2,523,997	—	1,285,797

See accompanying notes to consolidated financial statements.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

Timothy’s Coffees of the World Inc. (the “Company”) is a Canadian wholly owned subsidiary of World Coffee Group S.à.r.l. (Luxembourg). The Company’s principal business is the purchase and roasting of high quality coffee beans which are sold to corporate retail stores, franchises and wholesale customers.

1.	Significant accounting policies:

(a)	Basis of presentation:

These consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These consolidated financial statements include the accounts of Timothy’s Coffees of the World Inc. (“Successor”) as formed by virtue of the acquisition and amalgamation described below for the period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009 (the “Successor Period”), as well as, the consolidated accounts of Timothy’s Coffees of the World Inc. as formed by virtue of articles of amalgamation dated January 28, 2007 and its wholly owned subsidiary, Timothy’s World Coffee Inc. (the “Predecessor”) for the period from January 28, 2008 to March 19, 2008 (the “2009 Predecessor Period”). The balance sheet presented at March 19, 2008 represents the Predecessor’s closing balance sheet prior to the transaction discussed in note 2. The consolidated statements of income, stockholder’s equity and cash flows show the results of the Predecessor from January 29, 2007 to January 27, 2008 (the “2008 Predecessor Period”), and the consolidated balance sheet of the Predecessor as at January 27, 2008 (“Predecessor 2008”) for information purposes.

The significant accounting principles adopted by the Company are described below. These accounting policies are consistent with those followed by the Predecessor during the relevant periods presented, unless otherwise stated. The consolidated financial statements presented for the 2009 Predecessor Period and 2008 Predecessor Period are not comparable in all respects to the financial statements of the Successor Period as a result of the transaction described in note 2.

(b)	Fiscal year end:

The Company’s fiscal year ends on the Sunday prior to January 31. Fiscal years 2009 and 2008 had 52 weeks.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

1.	Significant accounting policies (continued):

(c)	Use of estimates:

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of long-lived assets; allowances for doubtful accounts; valuation of derivatives, deferred tax assets, inventories, long-lived assets and goodwill; and reserves for income tax uncertainties and other contingencies.

(d)	Accounts receivable:

Accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the consolidated statements of cash flows. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses and current receivables aging. The Company reviews its allowance for doubtful accounts quarterly. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of January 25, 2009, March 19, 2008 and January 27, 2008, the allowance for doubtful accounts was $247,380, $673,340 and $679,528, respectively. The Company does not have any off-balance sheet credit exposure related to its customers except for leases guaranteed for franchisees (note 13).

(e)	Inventories:

Inventories consist primarily of green and roasted coffees, including coffee in portion packs, purchased equipment such as coffee brewers and packing materials.

Inventories are stated at the lower of cost, determined on a first-in, first out basis, and market. The cost of roasted coffee is measured using an adjusted standard cost method.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

1.	Significant accounting policies (continued):

The Company regularly reviews whether the realizable value of its inventories is lower than its carrying value. If the carrying value of the inventories exceeds the realizable value, a charge to cost of sales is recorded with a reduction to the value of the inventories.

(f)	Property and equipment:

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided for over the estimated useful lives of the assets using the following methods and annual rates:

Asset	Basis	Rate
Machinery and equipment	Declining balance	20%
Furniture and fixtures	Declining balance	20%
Vehicles	Declining balance	30%
Store equipment	Declining balance	30%
Leasehold improvements	Straight line	Over the lease term

Costs for maintenance, repairs and renewals of minor items are expensed as incurred.

The cost and accumulated depreciation for property and equipment sold, retired, or otherwise disposed of are relieved from the accounts, and the resultant gains and losses are reflected in net income.

Depreciation of machinery and equipment is included in cost of sales. Depreciation of other assets is included in operating expenses.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

1.	Significant accounting policies (continued):

(g)	Intangible assets:

Identifiable intangible assets acquired individually or as part of a group of other assets are initially recognized and measured at cost. The cost of a group of intangible assets acquired in a transaction, including those acquired in a business combination that meet the specified criteria for recognition apart from goodwill, is allocated to the individual assets acquired based on their relative fair values. The cost incurred to enhance the service potential of an intangible asset is capitalized as a betterment.

Identifiable intangible assets are comprised of assets that have a definite life and those which have an indefinite life. Those assets with a definite life, being customer relationships, are amortized over a seven-year period. The Timothy’s brand name and other trade names, know-how, recipes and blends have been determined to have indefinite lives and are not subject to amortization, but rather are tested for impairment annually, or more frequently, if events or changes in circumstances indicate the asset(s) may be impaired.

(h)	Impairment of long-lived assets:

In accordance with Financial Accounting Standard Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment and intangible assets with finite useful lives, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary.

Intangible assets with indefinite lives are tested for impairment on an annual or more frequent basis by comparing their fair value to their carrying value.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

1.	Significant accounting policies (continued):

(i)	Goodwill:

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in a business combination. Goodwill is reviewed for impairment at least annually in accordance with the provisions of SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). The goodwill impairment test is a two-step test. Under the first step, the fair value of the reporting unit is compared with its carrying value (including goodwill). If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed. If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the enterprise must perform step two of the impairment test. Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with SFAS No. 141, Business Combinations (“SFAS 141”). The residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

The Company performs its annual impairment review of goodwill at the end of the Company’s fiscal year and when a triggering event occurs between annual impairment tests. Goodwill was tested for impairment as required in the 2009 Successor, 2009 Predecessor and 2008 Predecessor periods and goodwill was not determined to be impaired.

(j)	Deferred financing costs:

Costs to obtain long-term debt financing are amortized over the term of the respective debt using the effective interest method.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

1.	Significant accounting policies (continued):

(k)	Derivative instruments and hedging activities:

The Company accounts for derivatives and hedging activities in accordance with SFAS No. 133, Accounting for Derivative Instruments and Certain Hedging Activities (“SFAS 133”), as amended, which requires entities to recognize all derivative instruments as either assets or liabilities in the balance sheets at their respective fair values. For derivatives designated as hedges, changes in fair value are either offset against the change in fair value for the risk being hedged of the assets and liabilities through earnings, or recognized in accumulated other comprehensive income until the hedged item is recognized in income. Derivatives that are not accounted for as hedges are recorded at fair value and the change in fair value is recognized in income.

The Company does not enter into derivative instruments for trading or speculative purposes.

(l)	Revenue recognition:

The Company recognizes revenue from its corporate retail stores and wholesale customers, including franchisees, when persuasive evidence of an arrangement exists, the sales prices are fixed or determinable, products are shipped and the customer takes ownership and assumes risk of loss and collection of the relevant receivable is probable.

Initial franchise fees are recognized when all initial services required by the franchise agreement have been performed, which is generally when the restaurant has opened.

Franchise royalties are recognized as per the Company’s franchise agreements on a monthly basis based on sales reported by the franchisees.

Discounts, returns, allowances and cash sales incentives provided to customers are netted against sales. Non-cash incentives provided to customers are recorded in cost of sales.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

1.	Significant accounting policies (continued):

(m)	Advertising:

The Company expenses all advertising expenses as incurred. Advertising expenses totalled $420,170, $42,182 and $626,500 for the 2009 Successor Period, 2009 Predecessor Period and 2008 Predecessor Period, respectively,

(n)	Store pre-opening expenses:

Costs incurred in connection with start-up and promotion of new corporate retail store openings are expensed as incurred.

(o)	Income taxes:

Income taxes are accounted for under the asset and liability method in accordance with SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the periods that include the enactment dates.

A valuation allowance is established to reduce the deferred tax assets if it is more likely than not that the related tax benefits will not be realized in the future.

The Company records interest related to unrecognized tax benefits in interest and bank charges.

(p)	Foreign currency translation:

The Company follows the provisions of SFAS No. 52, Foreign Currency Translation.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

1.	Significant accounting policies (continued):

The Company’s functional currency is the Canadian (“CDN”) dollar. The Company’s reporting currency is the U.S. dollar. For reporting purposes, the Company uses the current rate method to translate the CDN dollar results into U.S. dollars for both the current and prior periods. Under the current rate method, the assets and liabilities are translated into U.S. dollars at the rates of exchange in effect at the balance sheet dates; revenue and expenses, as well as cash flow items, are translated at weighted average exchange rates for the periods. Any resulting exchange gain or loss on translation is charged or credited to the foreign currency translation adjustment account included as a separate component of accumulated other comprehensive income (loss).

In respect of other transactions denominated in currencies other than the CDN dollar, monetary assets and liabilities of the Company are translated at the period-end rates. Revenue and expenses are translated at rates of exchange prevailing on the transaction dates. All of the exchange gains or losses resulting from these other transactions are recognized in income.

(q)	United States accounting pronouncements recently adopted:

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition requirements. FIN 48 was effective for the Company as of January 28, 2007. In May 2007, FASB issued FASB Staff Position No. FIN 48-1, Definition of Settlement in FASB Interpretation No. 48, which provides guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. This FASB Staff Position is effective upon the initial adoption of FIN 48. The adoption of these standards did not have a material impact on the Company’s consolidated financial statements and disclosures required by FIN 48 are provided in note 8 to the consolidated financial statements.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

1.	Significant accounting policies (continued):

Effective January 28, 2008, the Company adopted SFAS No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework and prescribes methods for measuring fair value and outlines the additional disclosure requirements on the use of fair value measurements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for an asset or liability in an orderly transaction between market participants at the measurement date. SFAS 157 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. SFAS 157 establishes a three-tier fair value hierarchy that prioritizes the best information available in the circumstances. The three levels of fair value hierarchy based on the reliability of inputs are as follows:

(i)	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities;

(ii)	Level 2 inputs are significant observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data; and

(iii)	Level 3 inputs are significant observable inputs that reflect the reporting entity’s own assumptions and are supported by little or no market activity.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

1.	Significant accounting policies (continued):

The Company has segregated all financial assets and liabilities that are measured or disclosed at fair value on a recurring basis into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement date.

In early October 2008, the FASB issued FASB Staff Position No. 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active, which amended SFAS No. 157 to illustrate key considerations in determining the fair value of a financial asset in an inactive market. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities (“SFAS 159”), was issued in February 2007. The statement permits entities to choose to measure many financial instruments and certain other items at fair value, proving the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without the need to apply hedge accounting provisions. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS 159 did not have a material impact on the Company as the Company elected not to apply the option to measure any of its financial instruments at fair value.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. The FASB believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. The FASB does not believe this statement will result in a change in current practice. SFAS 162 became effective November 15, 2008. The adoption of SFAS 162 did not have a material impact on the Company’s consolidated financial statements.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

1.	Significant accounting policies (continued):

(r)	Recently issued accounting standards:

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, (“SFAS 141(R)”), and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment to ARB No. 51 (“SFAS 160”). SFAS 141(R) and SFAS 160 require most identifiable assets, liabilities, noncontrolling interests, and goodwill acquired in a business combination to be recorded at full fair value and require noncontrolling interests (previously referred to as minority interests) to be reported as a component of equity, which changes the accounting for transactions with noncontrolling interest holders. Both statements are effective for periods beginning on or after December 15, 2008, and earlier adoption is prohibited. SFAS 141(R) will be applied to business combinations occurring after the effective date. SFAS 160 will be applied prospectively to all noncontrolling interests, including any that arose before the effective date.

In February 2008, the FASB issued FASB Staff Position No. FAS 157-2 (“FSP 157-2”). FSP 157-2 delays the implementation of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. This statement defers the effective date to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 requires entities that utilize derivative instruments to provide qualitative disclosures about their objectives and strategies for using such instruments, as well as any details of credit-risk-related contingent features contained within derivatives. SFAS 161 also requires entities to disclose additional information about the amounts and location of derivatives located within the financial statements, how the provisions of SFAS 133 have been applied, and the impact that hedges have on an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

1.	Significant accounting policies (continued):

In April 2008, the FASB issued FASB Staff Position FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142. FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”). SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009 and should be applied prospectively. This statement addresses accounting and disclosure requirements related to subsequent events. This statement also requires the Company to evaluate subsequent events through the date the financial statements are either issued or available to be issued, depending on the Company’s expectation of whether it will widely distribute its financial statements to its stockholders and other financial statements users. Companies will be required to disclose the date through which subsequent events have been evaluated.

The Company is currently assessing the impact, if any, of all of the above recently issued accounting standards on its consolidated financial statements.

2.	Share purchase:

On March 20, 2008, all of the common shares and special voting shares of the Company were purchased by Sun Capital Partners V, L.P. (“SCP”), through 2161001 Ontario Inc. (the “Acquirer”), a holding company created for the purposes of the transaction. Prior to the closing of the transaction, amounts due to the parent company were fully repaid in cash. Immediately thereafter the Acquirer amalgamated with the Company and its wholly owned subsidiary, Timothy’s World Coffee Inc. and all outstanding shares were cancelled. The amalgamated company continued as Timothy’s Coffees of the World Inc.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

2.	Share purchase (continued):

The acquisition of the Company was accounted for using the purchase method in accordance with SFAS 141, with the allocation of the purchase price based upon the assets and liabilities assumed as at March 20, 2008. Total cash consideration of CDN $56,930,776 (U.S. $56,072,861), including acquisition costs of CDN $2,713,134 (U.S. $2,672,247), has been allocated to the assets acquired, less liabilities assumed, based upon their fair values as follows:

CDN. $

Assets acquired:
Cash	$341,332
Accounts receivable	6,665,097
Inventories	4,055,914
Prepaid expenses	223,814
Deferred income tax asset	293,026
Derivative assets	197,906
Loans receivable	322,212
Property and equipment	7,390,165
Intangible assets	39,503,000
Goodwill	19,182,286

78,174,752

Liabilities assumed:
Accounts payable and accrued liabilities	12,312,624
Income taxes payable	456,832
Deferred income tax liabilities	8,474,520

21,243,976

$56,930,776

3.	Inventories:

	Successor 2009	Predecessor 2009	Predecessor 2008

Raw materials and supplies	$2,332,134	$2,277,272	$2,240,681
Finished goods	1,364,532	1,717,522	942,121

	$3,696,666	$3,994,794	$3,182,802

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

4.	Loans receivable:

Loans receivable from franchisees bear interest at rates varying from 0.0% to 7.9% per annum, are unsecured and receivable in monthly amounts until 2013. The current portion of these loans, which amounts to $40,155, $37,981 and $44,867 at January 25, 2009, March 19, 2008 and January 27, 2008, respectively, is included in accounts receivable.

5.	Property and equipment:

	Successor 2009

	Cost	Accumulated depreciation	Net book value

Machinery and equipment	$6,510,446	$953,402	$5,557,044
Furniture and fixtures	127,589	18,979	108,610
Vehicles	5,093	1,340	3,753
Store equipment	699,950	32,248	667,702
Leasehold improvements	757,111	118,959	638,152

	$8,100,189	$1,124,928	$6,975,261

	Predecessor 2009

	Cost	Accumulated depreciation	Net book value

Machinery and equipment	$13,138,098	$6,901,877	$6,236,221
Furniture and fixtures	717,447	635,057	82,390
Vehicles	152,995	146,819	6,176
Store equipment	755,625	314,691	440,934
Leasehold improvements	1,435,145	922,067	513,078

	$16,199,310	$8,920,511	$7,278,799

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

5.	Property and equipment (continued):

Predecessor 2008

	Cost	Accumulated depreciation	Net book value

Machinery and equipment	$13,154,688	$6,771,905	$6,382,783
Furniture and fixtures	737,036	641,694	95,342
Vehicles	154,256	147,701	6,555
Store equipment	759,298	313,932	445,366
Leasehold improvements	1,619,682	931,092	688,590

	$16,424,960	$8,806,324	$7,618,636

Depreciation of machinery and equipment amounted to $955,293, $161,666 and $790,117 for the 2009 Successor Period, 2009 Predecessor Period and 2008 Predecessor Period, respectively, and is recorded in cost of sales. The remainder of depreciation is recorded in operating expenses.

6.	Intangible assets:

	Successor 2009

	Cost	Accumulated amortization	Net book value

Customer relationships	$15,831,709	$1,884,727	$13,946,982
Trade names	13,400,747	—	13,400,747
Know-how, recipes and blends	2,852,502	—	2,852,502

	$32,084,958	$1,884,727	$30,200,231

Estimated amortization expense for each of the next five years and thereafter is as follows:

2010	$2,261,672
2011	2,261,672
2012	2,261,672
2013	2,261,672
2014	2,261,672
Thereafter	2,638,622

$13,946,982

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

7.	Long-term liabilities:

	Successor 2009	Predecessor 2009	Predecessor 2008

Long term debt (a)	$20,178,484	$—	$—
Subordinated debt (b)	14,820,210	—	—
Due to parent company, bearing interest at 10% (c)	—	5,055,347	6,753,942
Interest payable to parent company	—	—	1,334,427

	34,998,694	5,055,347	8,088,369
Less current portion	2,266,691	—	659,033

	$32,732,003	$5,055,347	$7,429,336

(a)	Long-term debt:

On August 11, 2008, the Company entered into a credit agreement with The Toronto-Dominion Bank and a syndication of other financial institutions (“TD et al”). The facility includes a term credit facility of CDN $25,000,000, a revolving credit facility of CDN $6,000,000 and a swingline credit facility of CDN $2,000,000. The maximum amount of the term credit facility of CDN $25,000,000 was drawn during the period in connection with the acquisition by SCP. The Company pays a standby fee ranging from 0.35% to 0.50% per annum on both the revolving and swingline credit facilities, with the exact amount within the range being determined based on the ratio of Senior Funded Debt to Earnings before Interest, Income Taxes and Depreciation (“EBITDA”) as defined in the credit agreement (the “Ratio Level”). The swingline facility has the availability of bankers’ acceptances and letters of credit, requiring a stamping fee between 2.25% and 3.00% per annum, with the exact amount within the range being determined based on the Ratio Level. At January 25, 2009, no amounts have been drawn on the revolving credit facility and a CDN $15,000 letter of credit was outstanding on the swingline facility. These credit facilities have a due date of August 13, 2013.

Interest on all credit facilities is at the prime rate in effect plus a margin ranging from 0.75% to 1.50% (“Margin”), with the exact margin being determined based on the Ratio Level.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

7.	Long-term liabilities (continued):

In October 2008, the Company entered into two separate floating-to-fixed interest rate swap contracts with a combined notional amount of CDN $15,000,000 to manage the interest rate variability arising on CDN $15,000,000 of the outstanding term debt. The swaps effectively fix the floating interest rate on CDN $15,000,000 of the outstanding debt to a fixed rate of 3.34% plus stamping fees. The swaps have an effective date of October 31, 2008 and expire on October 31, 2011.

(b)	Subordinated debt:

On August 13, 2008, the Company entered into a credit agreement with Penfund Capital Fund III Limited Partnership (“Penfund”) for CDN $18,000,000, maturing on January 31, 2014 at an interest rate of 15% per annum calculated and compounded monthly. The interest rate can reduce to 12% per annum if certain ratios of debt to adjusted EBITDA are met as defined in the subordinated debt agreement. The Company may defer, and add to the principal, any amount of interest in excess of 12% per annum of any particular interest payment owing. No principal repayments can be made before August 13, 2011 unless certain events occur. The Company has deferred the payment of interest of $200,327 at January 25, 2009.

These credit facilities are secured by first (TD et al) and second (Penfund) charges over all of the assets of the Company including but not limited to receivables, inventories, property and equipment and intellectual property and a guarantee limited to the shares owned in the Company by World Coffee Group S.à.r.l. (Luxembourg).

The Company is required to comply with certain financial and non-financial covenants for these credit facilities including restrictions over distributions paid in equity or pursuant to stock option/profit sharing plans and management or consulting fees paid to related parties.

Deferred financing costs of $1,270,681 were incurred with respect to these facilities during the period. At January 25, 2009, the unamortized balance of deferred financing costs amounted to $1,314,132.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

7.	Long-term liabilities (continued):

Scheduled minimum payments for the next five years and thereafter are as follows:

	TD et al	Penfund	Total

2010	$2,266,691	$—	$2,266,691
2011	1,015,270	—	1,015,270
2012	2,284,357	—	2,284,357
2013	3,299,626	—	3,299,626
2014	11,312,540	—	11,312,540
Thereafter	—	14,820,210	14,820,210

	$20,178,484	$14,820,210	$34,998,694

TD et al is also entitled to an additional annual principal payment (“cash sweep”) calculated as 75% of EBITDA less certain adjustments. In fiscal 2010, that calculation is based on the last two quarters of fiscal year 2009 and is included in the current portion disclosed above. In future years, cash sweep payments have not been disclosed because their amount cannot be determined at this time.

(c)	Due to parent company:

Amounts due to the parent company, prior to the sale transaction referred to in note 2, were repaid prior to the transaction and bore interest at 10%, per annum. Interest amounting to nil, $96,496 and $641,436 was expensed during the 2009 Successor Period, 2009 Predecessor Period and 2008 Predecessor Period, respectively.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

8.	Income taxes:

The provision for income taxes for the period from March 20, 2008 to January 25, 2009, the period from January 28, 2008 to March 19, 2008 and the year ended January 27, 2008 consist of the following:

	Successor 2009	Predecessor 2009	Predecessor 2008

Current tax expense:
Federal	$228,214	$268,981	$1,435,755
Provincial	162,307	187,597	907,721

Total current	390,521	456,578	2,343,476

Deferred tax expense (recovery):
Federal	(61,716)	(133,343)	297,013
Provincial	(43,892)	(92,998)	187,780

Total deferred	(105,608)	(226,341)	484,793

Total tax expense	$284,913	$230,237	$2,828,269

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

8.	Income taxes (continued):

Income tax expense differs from the amount that would be computed by applying the federal and provincial statutory income tax rates to income before income taxes as a result of the following:

	Successor 2009	Predecessor 2009	Predecessor 2008

Federal and provincial tax rate	33.30%	33.10%	35.86%

Computed tax expense	$384,977	$273,546	$2,668,381
Increase (decrease) resulting from:
Adjustment to deferred tax assets and liabilities for enacted changes in tax laws and rates	—	38,888	123,035
Non-deductible items	12,918	(40,067)	35,498
Adjustment related to audit by tax authorities	(96,274)	—	—
Change in current versus deferred tax rates	38,150	14,093	(36,002)
Change in valuation allowance	—	(38,978)	99,027
Other	(54,858)	(17,245)	(61,670)

Total tax expense	$284,913	$230,237	$2,828,269

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

8.	Income taxes (continued):

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at January 25, 2009, March 19, 2008 and January 27, 2008 are presented below:

	Successor 2009	Predecessor 2009	Predecessor 2008

Deferred tax assets:
Net capital loss carryforwards	$—	$600,808	$605,760
Derivative liabilities	298,900	—	—
Other	812	—	993

Total gross deferred tax assets	299,712	600,808	606,753
Less valuation allowance	—	600,808	605,760

Net deferred tax assets	299,712	—	993

Deferred tax liabilities:
Derivative assets	—	(64,520)	(190,917)
Intangible assets	(6,431,936)	—	—
Property and equipment	(436,160)	—	(100,298)

	(6,868,096)	(64,520)	(291,215)

Net deferred tax liabilities	$(6,568,384)	$(64,520)	$(290,222)

At January 25, 2009, the Company has no net operating loss carryforwards.

Federal taxation years from 2005 to 2009 and provincial taxation years from 2004 to 2009 remain subject to examination.

The Company adopted the provisions of FIN 48 on January 28, 2007. The Company did not recognize a change in the liability for unrecognized tax benefits as a result of the implementation of FIN 48.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

9.	Capital stock:

The authorized capital stock of the Company consists of an unlimited number of voting Class A shares and non-voting Class B shares. The holders of the Class A and Class B shares shall be entitled to receive dividends as declared by directors. The holders of the Class A shares and Class B shares shall rank pari passu as to the declaration and payment of dividends.

	Successor 2009	Predecessor 2009	Predecessor 2008

Issued post-acquisition:
1,100,000 Class A shares	$19,569,448	$—	$—

Issued pre-acquisition:
100 common shares	—	24,762	24,762
2,790,000 special voting shares	—	1,913,272	1,913,272

	$19,569,448	$1,938,034	$1,938,034

On March 20, 2008, the stockholders of the Predecessor sold their shares to the Acquirer. The Predecessor’s shares were subsequently cancelled without repayment.

The Acquirer, in which 18,086,401 Class A common shares were outstanding, was amalgamated with the Predecessor immediately thereafter. The Acquirer’s Class A common shares were converted into 1,000,000 Class A shares.

On August 13, 2008 another 100,000 Class A shares were issued for cash consideration of CDN $1,865,325 resulting in there being 1,100,000 Class shares outstanding at January 25, 2009.

10.	Related party transactions:

During the 2009 Successor Period, management fees of $659,161 were charged by companies related to SCP.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

11.	Derivative instruments and hedging:

As described in note 7(a), the Company uses interest rate swaps to reduce interest rate risk on its variable rate debt. The Company also enters into coffee forward commodity-based contracts and fixed price forward contracts to reduce price risk associated with its coffee purchase commitments. At January 25, 2009, the Company is committed to purchase 300,960 pounds of green coffee for approximately $418,000 and 3,578,783 pounds of differential-based coffee for approximately $5,913,000 under forward commodity-based contracts and 2,567,640 pounds of differential-based coffee under fixed price forward contracts for approximately $4,663,000. The contracts’ settlement periods range in length and extend through to December 2009.

These derivative instruments do not qualify for hedge accounting under SFAS No. 133 and, as such, the fair values of these derivative instruments are recorded in derivative liabilities and the change in fair value of these derivative instruments are recorded directly to income. At January 25, 2009, the combined fair value of the liability for the interest rate swaps was $626,394. The combined fair value of the liability (asset) under the coffee contracts was $134,166, $(194,924) and $(532,396) at January 25, 2009, March 19, 2008 and January 27, 2008, respectively.

12.	Financial instruments:

(a)	Financial risk management:

The Company’s activities expose it to a variety of financial risks: market risk, liquidity risk and credit risk. The Company’s overall risk management program and business practices seek to minimize any potential adverse effect of those risks on the Company’s financial performance. Risk management is carried out by the senior management team under policies approved by the Board of Directors.

(i)	Market risk:

The majority of the Company’s assets are non-interest bearing assets. The Company’s primary interest rate risk arises from long-term debt. The Company manages its exposure to changes in interest rates by using a combination of fixed and variable rate debt and utilizing interest rate swaps as necessary to achieve the desired level of interest rate risk.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

12.	Financial instruments (continued):

(ii)	Liquidity risk:

Liquidity management relies on maintaining sufficient cash and the availability of funding through an adequate amount of committed credit facilities. The Company manages liquidity risk through the management of its capital structure and financial leverage. It also manages liquidity risk by continuously monitoring actual and projected cash flows to ensure that it will have sufficient liquidity to meet its liabilities when due.

(iii)	Credit risk:

The Company is subject to credit risk through accounts receivable and derivative instruments. Credit risk is minimized through a broad customer base and by dealing with only creditworthy counterparties. The Company performs ongoing credit evaluations of its counterparties’ financial condition and limits the amount of credit extended when deemed necessary. The Company maintains provisions for potential credit losses, and any such losses to date have been within management’s expectations.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

12.	Financial instruments (continued):

(b)	Fair values of financial instruments:

The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments at January 25, 2009, March 19, 2008 and January 27, 2008. The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

	Successor 2009		Predecessor 2009		Predecessor 2008
	Carrying value	Fair value	Carrying value	Fair value	Carrying value	Fair value
Financial assets:
Cash	$1,234,163	$1,234,163	$336,188	$336,188	$2,074,668	$2,074,668
Accounts receivable	7,302,250	7,302,250	6,564,658	6,564,658	6,741,774	6,741,774
Income taxes receivable	434,543	434,543	—	—	—	—
Derivative assets - current	—	—	194,924	194,924	532,396	532,396
Loans receivable	138,151	138,151	317,356	317,356	303,263	303,263

Financial liabilities:
Accounts payable	4,081,850	4,081,850	6,097,659	6,097,659	5,350,805	5,350,805
Accrued liabilities	3,266,923	3,266,923	4,653,935	4,653,935	2,999,591	2,999,591
Income taxes payable	—	—	449,948	449,948	1,975,643	1,975,643
Interest payable	166,896	166,896	—	—	—	—
Derivative liabilities - current	134,166	134,166	—	—	—	—
Long-term debt	20,178,484	20,178,484	—	—	—	—
Subordinated debt	14,820,210	14,820,210	—	—	—	—
Derivative liabilities - long-term	626,394	626,394	—	—	—	—

The fair values of the financial instruments shown in the table above as of January 25, 2009 represent management’s best estimates of the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

12.	Financial instruments (continued):

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

The fair values of the Company’s cash, accounts receivable, accounts payable, accrued liabilities and interest payable approximate their carrying amounts due to the relatively short periods to maturity of the financial instruments.

The fair values of loans receivable approximates their carrying values as the rate of interest being earned is not significantly different from the rates at which the Company would extend loans currently.

The fair values of long-term debt and subordinated debt approximate their carrying values as the terms and conditions of the borrowing arrangements are comparable to current market terms and conditions.

The fair values of derivative instruments are described in note 11.

(c)	Fair value hierarchy:

Assets and liabilities measured at fair value at January 25, 2009 in the consolidated financial statements on a recurring basis are summarized below:

Description	Carrying value	Level 1	Level 2	Level 3	Balance sheet classification
Interest rate swaps	$626,394	$—	$626,394	$—	Derivative liabilities - long-term
Coffee forward commodity- based contracts and fixed price forward contracts	134,166	—	134,166	—	Derivative liabilities - short-term

	$760,560	$—	$760,560	$—

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

12.	Financial instruments (continued):

Since the Company primarily uses observable inputs in its valuation of its derivative instruments, they are valued using Level 2 inputs. The fair values of the Company’s interest rate swap agreements and coffee forward contracts are based on appropriate modeling commonly used by market participants to estimate fair value. For the interest rate swap agreements, fair value represents the difference in the present value of cash flows calculated at the contracted interest rates and at current market interest rates at the end of the period. For the coffee contracts, fair value represents the difference in the present value of the contracted amount and current market rates for similar physical delivery dates at the end of the period. The Company considers its own credit risk or the credit risk of the counterparty in determining fair value, depending on whether their fair values are in an asset or liability position. Fair value determined using valuation models requires the use of assumptions concerning the amount and timing of future cash flows. Fair value amounts reflect management’s best estimates using external readily observable market data such as future prices, interest yield curves and discount rates for time value. It is possible that the assumptions used in establishing fair value amounts will differ from future outcomes and the impact of such variations could be material.

13.	Commitments and contingencies:

The Company leases retail stores and office space under operating leases expiring through April 2020. The leases provide for minimum annual payments and, in some cases, additional amounts based on sales together with taxes and other occupancy costs. Future minimum payments, by year and in the aggregate, under operating leases with initial or remaining terms of one year or more consist of the following:

2010	$1,102,000
2011	938,000
2012	872,000
2013	791,000
2014	732,000
Thereafter	1,393,000

$5,828,000

In addition, the Company is named on the head leases of its franchisees. At January 25, 2009, the maximum contingent liability is approximately $23,321,150.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

13.	Commitments and contingencies (continued):

Rent expense amounted to approximately $1,270,521, $249,861 and $1,414,678 for the 2009 Successor Period, 2009 Predecessor Period and 2008 Predecessor Period, respectively

From time to time, the Company is a defendant in actions brought against it in connection with its operations. While it is not possible to estimate the outcome of such proceedings at this time, management is of the opinion that the outcome of these uncertainties will not have a material adverse effect on the Company’s financial position.

14.	Subsequent events:

On July 2, 2009, the directors of the Company approved a stock option plan (the “2009 Stock Option Plan”) to govern the granting of stock options to acquire Class B shares to eligible employees of the Company and also issued 68,500 options under the plan. The 2009 Stock Option Plan provides a cash-out payment provision, however, the ability for an option holder to exercise this option is at the discretion of the Company.

On November 13, 2009, a wholly owned subsidiary of Green Mountain Coffee Roasters, Inc. (“GMCR”) entered into a share purchase agreement (the “Purchase Agreement”) pursuant to which it acquired the wholesale coffee and beverages business of the Company. Under the terms of the Purchase Agreement by and among GMCR, Timothy’s Acquisition Corporation (“Buyer Subsidiary”), the Company and World Coffee Group S.à.r.l. (Luxembourg) (the “Seller”), the Buyer Subsidiary acquired all of the issued and outstanding stock of the Company from the Seller for an aggregate cash purchase price of approximately $157,000,000, subject to adjustment. The purchase price is subject to a working capital adjustment and certain other adjustments to be calculated within 120 days of November 13, 2009. The Purchase Agreement requires the Buyer Subsidiary to repay the Company’s outstanding long-term debt and subordinated debt on closing. In addition, the Purchase Agreement requires the payment of all cash-out payment amounts exercised by the option holders in connection with the Company’s 2009 Stock Option Plan prior to closing. All option holders elected to exercise their rights under the cash-out payment provision. The Purchase Agreement contains customary representations and warranties and covenants. Subject to certain limitations, each party has agreed to indemnify the other for certain breaches of representations, warranties and covenants and other specified matters.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009,

the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor

14.	Subsequent events (continued):

Immediately prior to the execution of the Purchase Agreement, the Company’s retail business and assets related thereto were purchased by Threecaf Brands Canada, Inc. (“TBC”), an affiliate of Bruegger’s Enterprises, Inc. (“BEI”), for an aggregate purchase price of approximately $4,000,000 including the assumption of certain liabilities pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) dated as of November 13, 2009 by and among the Company, TBC, BEI and Bagel Acquisition Corp. (“BAC”). As consideration for the purchase price, the Company received a demand promissory note from TBC. The note was then assigned to the Company’s parent. TBC will continue to operate the Company’s retail business and has entered into transition services, license and supply agreements with the Company governing the business relationship between TBC and the Company. Under the Asset Purchase Agreement, TBC, BEI and BAC have agreed to indemnify GMCR and the Company from any liabilities arising from the Company’s retail leases, franchise agreements and other retail-related matters.